Exhibit (a)(2)(ii)

Brookfield Residential Properties Inc.

PROXY	COMMON SHARES

PROXY, solicited by Management, for the Special Meeting of Shareholders of Brookfield Residential Properties Inc. to be held on March 10, 2015 at 10:00 a.m., (Toronto time), and at all adjournments thereof.

The undersigned holder of Common Shares of Brookfield Residential Properties Inc. (the “Company”) hereby appoints ROBERT L. STELZL, or failing him ALAN NORRIS, (or in lieu thereof                                                                  ), as proxy of the undersigned to attend and vote, in respect of all the Common Shares registered in the name of the undersigned, at the Special Meeting of Shareholders of the Company to be held on March 10, 2015, and at any adjournments thereof, on the following matters:

1.	Approval of Plan of Arrangement (check one box only)

☐    FOR or ☐  AGAINST the special resolution (the “Arrangement Resolution”), the full text of which is set forth in Exhibit B of the accompanying management information circular dated January 12, 2015 (the “Information Circular”), approving a statutory plan of arrangement (the “Arrangement”) pursuant to section 182 of the Business Corporations Act (Ontario) involving, among other things, the acquisition by 1927726 Ontario Inc., a wholly-owned subsidiary of Brookfield Asset Management Inc. (“Brookfield Asset Management”) of all of the outstanding Common Shares of the Company not currently owned by Brookfield Asset Management and its affiliates for cash consideration of US$24.25 per Common Share, as more particularly described in the Information Circular.

In addition, the undersigned appoints such person as proxy to vote and act as aforesaid upon any amendments or variations to the matters identified in the Notice of Meeting and on all other matters that may properly come before the meeting. Unless otherwise specified above, the shares represented by this proxy will be voted by the persons whose names are printed above FOR the special resolution approving the Arrangement, as described in the Information Circular.

Name of Shareholder:

Number of Common Shares:

	Date:	, 2015
Signature

NOTES:

1.	If this proxy is not dated in the space provided, it will be deemed to be dated as of the date on which it was sent to you by management of the Company.

2.	If the shareholder is an individual, please sign exactly as your shares are registered.

If the shareholder is a corporation, this proxy must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed. If shares are registered in the name of an executor, administrator or trustee, please sign exactly as the shares are registered. If the shares are registered in the name of the deceased or other shareholder, the shareholder’s name must be printed in the space provided, the proxy must be signed by the legal representative with his/her name printed below his/her signature and evidence of authority to sign on behalf of the shareholder must be attached to this proxy.

In many cases, shares beneficially owned by a holder (a “Non-Registered Shareholder”) are registered in the name of a securities dealer or broker or other intermediary, or a clearing agency. Non-Registered Shareholders should, in particular, review the section “General Proxy Information” in the Information Circular and carefully follow the instructions of their intermediaries.

3.	To be valid, this proxy must be signed and deposited with the Corporate Secretary of the Company c/o CST Trust Company, not later than 10:00 a.m. (Toronto time) on March 6, 2015 or, if the meeting is adjourned, 48 hours (excluding Saturdays, Sundays and holidays) before any adjournment of the meeting: by mail, Attention: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1; by facsimile at 416-368-2502 or 1-866-781-3111; or by the Internet by accessing www.cstvotemyproxy.com and following the instructions for electronic voting. You will need your control number which is printed on this proxy form below your name and address.

4.	A shareholder has the right to appoint a person (who need not be a shareholder) to represent the shareholder at the meeting other than the management representatives designated in this proxy. Such right may be exercised by inserting in the space provided the name of the other person the shareholder wishes to appoint and delivering the completed proxy to the Corporate Secretary of the Company, as set out above.

5.	Reference is made to the Information Circular for further information regarding completion and use of this proxy and other information pertaining to the meeting.

6.	If a share is held by two or more persons, any one of them present or represented by proxy at the meeting may, in the absence of the other or others, vote in respect thereof, but if more than one of them are present or represented by proxy, they shall vote together in respect of each share so held.

7.	The shares represented by this proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly.